Exhibit 10.1

Securities Purchase Agreement

This Securities Purchase Agreement, dated as of August 14, 2014 (this “Agreement”), is entered into by and between Brazil Minerals, Inc., a Nevada corporation (the “Company”), and St. George Investments LLC, a Utah limited liability company, its successors and/or assigns (the “Buyer”).

RECITALS:

A.           The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(2) of the 1933 Act.

B.           The Buyer wishes to acquire from the Company, and the Company desires to issue and sell to the Buyer, the Note (as defined below), which Note will be convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), upon the terms and subject to the conditions of the Note, this Agreement and the other Transaction Documents (as defined below).

AGREEMENT:

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

“Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

“Buyer’s Counsel” means Hansen Black Anderson Ashcraft PLLC.

“Buyer Control Person” means each manager, executive officer, promoter, and such other Persons as may be deemed in control of the Buyer pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

“Certificate of Incorporation” means the certificate of incorporation, articles of incorporation or other charter document (howsoever denominated) of the Company, as amended to date.

“Closing Date” means the date of the closing of the purchase and sale of the Securities.

“Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

“Company Counsel” means the Company’s securities or corporate counsel from time to time.

“Company’s SEC Documents” means the Company’s filings on the SEC’s EDGAR system.

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“Conversion Date” means the date a Holder submits a Conversion Notice, as provided in the Note.

“Conversion Notice” has the meaning ascribed to it in the Note.

“Conversion Price” has the meaning ascribed to it in the Note.

“Conversion Shares” has the meaning ascribed to it in the Note.

“Delivery Date” means the date that Conversion Shares are required to be delivered to Holder under Section 3 or Section 8 of the Note, as applicable.

“DTC” means the Depository Trust Company.

“DTC/FAST Program” means DTC’s Fast Automated Securities Transfer Program.

“DWAC” means Deposit Withdrawal at Custodian as defined by DTC.

“DWAC Eligible Conditions” means that (i) the Common Stock is eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including, without limitation, transfer through DTC’s DWAC system, (ii) the Company has been approved (without revocation) by the DTC’s underwriting department, and (iii) the Transfer Agent is approved as an agent in the DTC/FAST Program, (iv) after the date which is six months after the date of the Note, the Conversion Shares are otherwise eligible for delivery via DWAC; and (v) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

“Holder” means the Person holding the relevant Securities at the relevant time.

“Last Audited Date” means December 31, 2013.

“Market Price” has the meaning ascribed to it in the Note.

“Material Adverse Effect” means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (a) adversely affect the legality, validity or enforceability of the Note or any of the other Transaction Documents, (b) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its Subsidiaries, taken as a whole, or (c) adversely impair the Company’s ability to perform fully on a timely basis its material obligations under any of the Transaction Documents or the transactions contemplated thereby.

“Maturity Date” has the meaning ascribed to it in the Note.

“Outstanding Balance” has the meaning ascribed to it in the Note.

“Permitted Liens” means (a) any Lien (as defined herein) for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (b) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, and (c) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings.

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“Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

“Principal Trading Market” means (a) the NYSE Amex, (b) the New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, (e) the OTC Bulletin Board, (f) the OTCQX or OTCQB, or (g) such other market on which the Common Stock is principally traded at the relevant time, but shall not include OTC Pink (a.k.a., “pink sheets”).

“Purchase Price” is defined in Section 2.1(a) hereof.

“Registration Statement” means a registration statement of the Company under the 1933 Act covering securities of the Company (including Common Stock) on Form S-3, if the Company is then eligible to file using such form, and if not eligible, on Form S-1 or other appropriate form.

“Rule 144” means (a) Rule 144 promulgated under the 1933 Act or (b) any other similar rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration under the 1933 Act.

“Securities” means the Note and the Shares.

“Shares” means the shares of Common Stock representing any or all of the Conversion Shares.

“State of Incorporation” means Nevada.

“Subsidiary” or “Subsidiaries” means, as of the relevant date, any entity or entities of which 50% or more of the voting securities are owned by the Company or any Subsidiary of the Company (whether or not included in the Company’s SEC Documents) whether now existing or hereafter acquired or created.

“Trading Day” means any day during which the Principal Trading Market shall be open for business.

“Transaction Documents” means this Agreement, the Note, the Transfer Agent Letter (defined below), and all other certificates (including, without limitation, the Secretary’s Certificate (defined below), documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time.

“Transfer Agent” means, at any time, the transfer agent for the Common Stock.

“Wire Instructions” means the wire instructions for the Initial Cash Purchase Price (as defined below), as provided by the Company, set forth on ANNEX I.

2.           AGREEMENT TO PURCHASE; PURCHASE PRICE.

2.1.         Purchase.

(a)          Subject to the terms and conditions of this Agreement and the other Transaction Documents, the undersigned Buyer hereby agrees to purchase from the Company a Convertible Promissory Note in the principal amount of $222,500.00 substantially in the form attached hereto as ANNEX II (the “Note”). In consideration thereof, the Buyer shall pay (i) the amount designated on the signature page to this Agreement (the “Initial Cash Purchase Price”), and (ii) issue to the Company the Investor Note (the principal amount of the Investor Note, together with the Initial Cash Purchase Price, the “Purchase Price”). The Initial Cash Purchase Price shall be paid to the Company in accordance with the Wire Instructions. The Purchase Price and the OID (as defined herein) are allocated to the Tranches (as defined in the Note) as set forth on the table attached hereto as ANNEX III.

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(b)          In consideration for the Purchase Price, the Company shall, at the Closing (defined below):

(i)          execute and deliver to the Transfer Agent, and the Transfer Agent shall execute to indicate its acceptance thereof, the irrevocable letter of instructions to transfer agent substantially in the form attached hereto as ANNEX IV (the “Transfer Agent Letter”);

(ii)         cause to be executed and delivered to the Buyer a fully executed secretary’s certificate and written consent of directors evidencing the Company’s approval of the Transaction Documents substantially in the forms attached hereto as ANNEX V (together, the “Secretary’s Certificate”); and

(iii)        cause to be executed and delivered to the Buyer a fully executed share issuance resolution to be delivered to the Transfer Agent substantially in the form attached hereto as ANNEX VI (the “Share Issuance Resolution”).

(c)          At the Closing, the Buyer shall deliver to the Company the Purchase Price by delivering the following: (i) the Initial Cash Purchase Price; and (ii) the Investor Note in the principal amount of $100,000.00 (the “Investor Note”) in substantially the form attached hereto as ANNEX VII.

2.2.          Form of Payment; Delivery of Securities. The purchase and sale of the Securities shall take place at a closing (the “Closing”) to be held at the offices of the Buyer, or such other place as agreed to by the parties on the Closing Date. At the Closing, the Company will deliver the Transaction Documents to the Buyer against delivery by the Buyer to the Company of the Initial Cash Purchase Price and the Investor Note.

2.3.          Purchase Price. The Note carries an original issue discount of $20,000.00 (the “OID”). In addition, the Company agrees to pay $5,000.00 to the Buyer to cover the Buyer’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Securities (the “Transaction Expense Amount”), $2,500.00 of which has been previously paid to the Buyer and the remaining $2,500.00 of which is included in the initial principal balance of the Note (the “Carried Transaction Expense Amount”). The Purchase Price, therefore, shall be $200,000.00, computed as follows: $222,500.00 original principal balance, less the initial principal amount of the Investor Note, less the OID, less the Carried Transaction Expense Amount.

3.          BUYER REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants to, and covenants and agrees with, the Company, as of the date hereof and as of the Closing Date, as follows:

3.1.          Binding Obligation. The Transaction Documents to which the Buyer is a party, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Buyer. This Agreement has been executed and delivered by the Buyer, and this Agreement is, and each of the other Transaction Documents to which the Buyer is a party, when executed and delivered by the Buyer (if necessary), will be valid and binding obligations of the Buyer enforceable in accordance with their respective terms, subject as to enforceability only to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

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3.2.          Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Regulation D.

4.           COMPANY REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Buyer as of the date hereof and as of the Closing Date that:

4.1.          Rights of Others Affecting the Transactions. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Securities. No other party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Documents.

4.2.          Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company is obligated to file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Company has not taken and will not take any action designed to terminate or suspend its obligations to file periodic reports under the 1934 Act, nor has the Company received any notification that the SEC is contemplating terminating or suspending such obligation. The Common Stock is quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation. The Company has not, in the twelve (12) months preceding the date hereof, received notice from the Principal Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

4.3.         Authorized Shares.

(a)          The authorized capital stock of the Company consists of 10,000,000 shares of preferred stock, $0.001 par value per share, of which approximately 1 share is outstanding, and 300,000,000 shares of Common Stock, $0.001 par value per share, of which approximately 88,562,101 are outstanding. Of the outstanding shares of Common Stock, approximately 40,488,821 shares are beneficially owned by Affiliates of the Company. Of the authorized shares of Common Stock that are not currently outstanding, approximately 15,108,000 of such shares are reserved.

(b)          Other than as set forth in the Company’s SEC Documents, there are no outstanding securities which are convertible into or exchangeable for shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future.

(c)          All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. After considering all other commitments that may require the issuance of Common Stock, the Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares on the Closing Date, were the Note issued and fully converted on that date.

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(d)          The Shares have been duly authorized by all necessary corporate action on the part of the Company as of or prior to the Closing in accordance with the terms of this Agreement, and, when issued on conversion of, or in payment of interest on the Note in accordance with the terms thereof, will have been duly and validly issued, fully paid and non-assessable, free from all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, and will not subject the Holder thereof to personal liability by reason of being a Holder.

(e)          The Conversion Shares, will upon issuance be validly issued, fully paid and non-assessable and the Company presently has no claims or defenses of any nature whatsoever with respect to the Conversion Shares.

4.4.          Transaction Documents and Stock. This Agreement and each of the other Transaction Documents, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and the Note, and each of the other Transaction Documents, when executed and delivered by the Company, will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability only to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

4.5.          Non-contravention. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company, the issuance of the Securities in accordance with the terms hereof and thereof, and the consummation by the Company of the other transactions contemplated by this Agreement, the Note, and the other Transaction Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (a) the Certificate of Incorporation or bylaws of the Company, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (c) to the Company’s knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of the Company’s properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

4.6.          Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

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4.7.          Filings; Financial Statements. None of the Company’s SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension. As of their respective dates, the financial statements of the Company included in the Company’s SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the Company’s SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

4.8.          Absence of Certain Changes. Since the Last Audited Date, there has been no Material Adverse Effect. Since the Last Audited Date, the Company has not (a) incurred or become subject to any material liabilities (absolute or contingent), except liabilities incurred in the ordinary course of business consistent with past practices; (b) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (c) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (d) sold, assigned or transferred any other material tangible assets, or canceled any material debts owed to the Company by any third party or material claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (e) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (f) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (g) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

4.9.          Full Disclosure. There is no fact known to the Company or that the Company should know after having made all reasonable inquiries (other than conditions known to the public generally or as disclosed in the Company’s SEC Documents since the Last Audited Date) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect.

4.10.         Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Documents. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which the Company or any of its properties is bound, that involve the transactions contemplated herein or that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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4.11.        Absence of Events of Default. Neither the Company nor any of its Subsidiaries is in violation of or in default with respect to (a) its Certificate of Incorporation or bylaws or other organizational documents, each as currently in effect, or any material judgment, order, writ, decree, statute, rule or regulation applicable to such entity; or (b) any material mortgage, indenture, agreement, instrument or contract to which such entity is a party or by which it or any of its properties or assets are bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), except such breach or default which would not have or result in a Material Adverse Effect.

4.12.        Absence of Certain Company Control Person Actions or Events. None of the following has occurred during the past five (5) years with respect to a Company Control Person:

(a)          A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he or she was a general partner at or within two (2) years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two (2) years before the time of such filing;

(b)          Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)          Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

(i)          acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity;

(ii)         engaging in any type of business practice; or

(iii)        engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)          Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) calendar days the right of such Company Control Person to engage in any activity described in Section 4.12(c) above, or to be associated with Persons engaged in any such activity; or

(e)          Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

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4.13.         No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Transaction Documents or the Company’s most recently filed SEC Documents (Form 10-K or 10-Q) or those incurred in the ordinary course of the Company’s business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstance has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable laws, rules or regulations, requires public disclosure or announcement prior to the date hereof by the Company, but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (a) change the Certificate of Incorporation or bylaws of the Company, each as currently in effect, with or without stockholder approval, which change would reduce or otherwise adversely affect the rights and powers of the stockholders of the Common Stock, or (b) materially or substantially change the business, assets or capital of the Company, including its interests in Subsidiaries.

4.14.         No Integrated Offering. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, made any offer or sale of any security of the Company or solicited any offer to buy any such security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

4.15.         Dilution. Each of the Company and its executive officers and directors is aware that the number of shares of Common Stock issuable upon the execution of this Agreement, the conversion of the Note, or pursuant to the other terms of the Transaction Documents may have a dilutive effect on the ownership interests of the other stockholders (and Persons having the right to become stockholders) of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon a conversion of the Note is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company, and the Company will honor such obligation, including honoring every Conversion Notice, unless the Company is subject to an injunction (which injunction was not sought by the Company or any of its directors or executive officers) prohibiting the Company from doing so.

4.16.         Fees to Brokers, Placement Agents and Others. With respect to any brokerage commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by the Company to any Person as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a Person that is a registered investment adviser or registered broker-dealer. The Buyer shall have no obligation with respect to any such Broker Fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of the Buyer, the Buyer’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing fees.

4.17.         Disclosure. All information relating to or concerning the Company or its Subsidiaries set forth in the Transaction Documents or in the Company’s SEC Documents or other public filings provided by or on behalf of the Company to the Buyer is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or any of their business, properties, prospects, operations or financial conditions, which under applicable laws, rules or regulations, requires public disclosure or announcement by the Company or any such Subsidiary.

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4.18.         Confirmation. The Company agrees that, if, to the knowledge of the Company, any events occur or circumstances exist prior to the payment of the Purchase Price by the Buyer to the Company which would make any of the Company’s representations or warranties set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Buyer in writing prior to such date of such events or circumstances, specifying which representations or warranties are affected and the reasons therefor.

4.19.         Title. The Company and the Subsidiaries, if applicable, own and have good and marketable title in fee simple absolute to, or a valid leasehold interest in, all their respective real properties and good title to their other respective assets and properties, subject to no liens, claims or encumbrances, except as have been disclosed to the Buyer.

4.20.        Intellectual Property.

(a)          Ownership. The Company owns or possesses or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, know-how, inventions, discoveries, published and unpublished works of authorship, processes and any and all other proprietary rights (“Intellectual Property”) necessary to the business of the Company as presently conducted, the lack of which could reasonably be expected to have a Material Adverse Effect. Except for agreements with its own employees or consultants, standard end-user license agreements, support/maintenance agreements and agreements entered in the ordinary course of the Company’s business, all of which have been made available for review by the Buyer, there are no outstanding options, licenses or agreements relating to the Intellectual Property of the Company, and the Company is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity. The Company has not received any written communication alleging that the Company has violated or, by conducting its business as currently conducted, would violate any of the Intellectual Property of any other person or entity, nor is the Company aware of any basis therefor. The Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of or claimant to any Intellectual Property with respect to the use thereof in connection with the present conduct of its business other than in the ordinary course of its business. There are no agreements, understandings, instruments, contracts, judgments, orders or decrees to which the Company is a party or by which it is bound which involve indemnification by the Company with respect to infringements of Intellectual Property, other than in the ordinary course of its business.

(b)          No Breach by Employees. The Company is not aware that any of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to their employment by the Company of which it is aware.

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4.21.        Environmental Matters.

(a)          No Violation. There are, to the Company’s knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company’s knowledge, threatened in connection with any of the foregoing. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(b)          No Hazardous Materials. Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company’s or any of its Subsidiaries’ business.

(c)          No Storage Tanks. There are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

5.          CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

5.1.         Covenants and Acknowledgements of the Buyer.

(a)          Transfer Restrictions. The Buyer acknowledges that (i) the Securities have not been and are not being registered under the provisions of the 1933 Act and may not be transferred unless (A) subsequently registered thereunder, or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration under the 1933 Act; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of such Rule and further, if such Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) except as otherwise provided herein, neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

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(b)          Restrictive Legend. The Buyer acknowledges and agrees that, until such time as the relevant Securities have been registered under the 1933 Act, and may be sold in accordance with an effective Registration Statement, or until such Securities can otherwise be sold without restriction, whichever is earlier, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

5.2.         Covenants, Acknowledgements and Agreements of the Company. As a condition to the Buyer’s obligation to purchase the Securities contemplated by this Agreement, and as a material inducement for the Buyer to enter into this Agreement and the other Transaction Documents, until all of the Company’s obligations hereunder and the Note are paid and performed in full, or within the timeframes otherwise specifically set forth below, the Company shall comply with the following covenants:

(a)          Filings. From the date hereof until the date that is six (6) months after all the Conversion Shares either have been sold by the Buyer, or may permanently be sold by the Buyer without any restrictions pursuant to Rule 144 (the “Registration Period”), the Company shall timely make all filings required to be made by it under the 1933 Act, the 1934 Act, Rule 144 or any United States state securities laws and regulations thereof applicable to the Company or by the rules and regulations of the Principal Trading Market, and such filings shall conform to the requirements of applicable laws, regulations and government agencies, and, unless such filings are publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge), the Company shall provide a copy thereof to the Buyer promptly after such filings. Without limiting the foregoing, the Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. Additionally, within four (4) Trading Days following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and approved by the Buyer and attaching the material Transaction Documents as exhibits to such filing. Additionally, the Company shall furnish to the Buyer, so long as the Buyer owns any Securities, promptly upon request, but no more than four times per year, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company, unless such filings are publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge, and (iii) such other information as may be reasonably requested to permit the Buyer to sell such Securities pursuant to Rule 144 without registration.

(b)          Reporting Status. So long as the Buyer beneficially owns Securities and for at least twenty (20) Trading Days thereafter, the Company shall file all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

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(c)          Listing. The Common Stock shall be listed or quoted for trading on any of (i) the NYSE Amex, (ii) the New York Stock Exchange, (iii) the Nasdaq Global Market, (iv) the Nasdaq Capital Market, (v) the OTC Bulletin Board, (vi) the OTCQX or (vii) the OTCQB. The Company shall promptly secure the listing or eligibility for quotation of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all securities from time to time issuable under the terms of the Transaction Documents. The Company shall comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Trading Market and/or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any successor thereto, as the case may be, applicable to it at least through the date which is sixty (60) calendar days after the date on which the Note has been converted or paid in full.

(d)          Anti-Dilution Certification. For so long as any portion of the Note remains outstanding, the Company shall deliver to the Buyer, within two (2) Trading Days of a written request by the Buyer, a certificate in the form attached hereto as ANNEX VIII (“Anti-Dilution Certificate”) whereby the Company shall notify the Buyer of a Dilutive Issuance (as defined in the Note) or any other event(s) that occurred since the later of the Closing Date or the delivery of the most recent Anti-Dilution Certificate that triggers anti-dilution protection or other adjustments to the applicable Conversion Price (each an “Anti-Dilution Event”), or, if no Anti-Dilution Event occurred, certifying to the Buyer that no Anti-Dilution Event occurred since the Closing Date that has not been disclosed on a previous Anti-Dilution Certificate.

(e)          Use of Proceeds. The Company shall use the net proceeds received hereunder for working capital, purchases of capital equipment, acquisition of minerals or land interests and general corporate purposes only. The Company shall not use such proceeds to pay (i) any Broker Fees that are not in compliance with Section 4.16, or (ii) any fees to any other party relating to any financing transaction effected prior to the Closing Date.

(f)          FINRA Rule 5110. In the event that the Corporate Financing Rule 5110 of FINRA is or becomes applicable to the transactions contemplated by the Transaction Documents or to the sale by a Holder of any of the Securities, then the Company shall, to the extent required by such rule, timely make any filings and cooperate with any broker or selling stockholder in respect of any consents, authorizations or approvals that may be necessary for FINRA to timely and expeditiously permit the Holder to sell the Securities.

(g)          Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries shall be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and such Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

(h)          Corporate Existence. The Company shall (i) do all things necessary to remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary; (ii) preserve and keep in full force and effect all licenses or similar qualifications required by it to engage in its business in all jurisdictions in which it is at the time so engaged; (iii) continue to engage in business of the same general type as conducted as of the date hereof; and (iv) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder.

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(i)          Taxes. The Company shall pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, which, if unpaid, might reasonably be expected to give rise to liens or charges upon such properties or any part thereof, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company has maintained adequate reserves with respect thereto in accordance with GAAP.

(j)          Compliance. The Company shall comply in all material respects with all federal, state and local laws and regulations, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements (collectively, “Requirements”) of all governmental bodies, insurers, departments, commissions, boards, courts, authorities, officials or officers which are applicable to the Company, its business, operations, or any of its properties, except where the failure to so comply would not have a Material Adverse Effect; provided, however, that nothing provided herein shall prevent the Company from contesting in good faith the validity or the application of any Requirements.

(k)          Litigation. From and after the date hereof and until all of the Company’s obligations hereunder and the Note are paid and performed in full, the Company shall notify the Buyer in writing, promptly upon learning thereof, of any litigation or administrative proceeding commenced or threatened against the Company involving a claim in excess of $100,000.00.

(l)          Performance of Obligations. The Company shall promptly and in a timely fashion perform and honor all demands, notices, requests and obligations that exist or may arise under the Transaction Documents.

(m)          Timely Filings. The Company shall timely file on the SEC’s EDGAR system any information required to be filed by it, whether on a Form 10-K, Form 10-Q, Form 8-K, Proxy Statement or otherwise so as to be deemed a “reporting issuer” with current public information under the 1934 Act.

(n)          Share Reserve. In order to allow for, as of the relevant date of determination, the conversion of the entire Outstanding Balance into Common Stock, the Company shall take all action necessary from time to time to reserve for the benefit of the Holder the number of authorized, but unissued shares of Common Stock equal to the amount calculated as follows (such calculated amount is referred to as the “Share Reserve”): 250% of the higher of (A) the Outstanding Balance divided by the Conversion Price, and (B) the Outstanding Balance divided by the Market Price. If at any time the Share Reserve is less than required herein, the Company shall immediately increase the Share Reserve in an amount equal to no less than the deficiency. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall either cause stockholders holding a sufficient number of shares of common stock to effectuate such action by signing a majority written consent of stockholders or call a special meeting of the stockholders as soon as practicable after such occurrence, but in no event later than thirty (30) calendar days after such occurrence, and hold such meeting as soon as practicable thereafter, but in no event later than sixty (60) calendar days after such occurrence, for the sole purpose of increasing the number of authorized shares of Common Stock. In the case of a meeting of stockholders, the Company’s management shall recommend to the Company’s stockholders to vote in favor of increasing the number of authorized shares of Common Stock and management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock. The Company shall use its best efforts to cause such additional shares of Common Stock to be authorized so as to comply with the requirements of this subsection. All calculations with respect to determining the Share Reserve shall be made without regard to any limitations on conversion of the Note.

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(o)          DWAC Eligibility. At all times during which any portion of the Note remains outstanding, the Company shall cause all DWAC Eligible Conditions to be satisfied.

(p)          Change in Nature of Business. The Company shall not directly or indirectly engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company on the date of this Agreement or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose if such modification may have a material adverse effect on any rights of, or benefits to, the Holder under any of the Transaction Documents.

(q)          Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(r)          Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(s)          Restriction on Redemption. The Company shall not, directly or indirectly, redeem or repurchase its capital stock without the prior express written consent of the Holder.

(t)          Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired, whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights supported by fair market value consideration as determined in the reasonable discretion of the board of directors or the Chief Executive Officer of the Company or its Subsidiary, as the case may be, or (ii) sales of inventory in the ordinary course of business.

(u)          Intellectual Property. The Company shall not, and the Company shall not permit any of its Subsidiaries, directly or indirectly, to encumber or allow any Liens on, any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of the Company and its Subsidiaries connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, other than Permitted Liens.

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(v)         Certain Negative Covenants of the Company. From and after the date hereof and until all of the Company’s obligations hereunder and the Note are paid and performed in full, the Company shall not:

(i)          enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Company, or amend or modify any agreement related to any of the foregoing, except on terms that are no less favorable, in any material respect, than those obtainable from any person or entity who is not an Affiliate of the Company; or

(ii)         transfer, assign, sell, pledge, hypothecate or otherwise alienate or encumber the Investor Note in any way without the prior written consent of the Buyer.

(w)          Rule 144 Opinion. Either counsel to the Company has delivered to the Buyer an opinion letter, or the Company shall accept, in its reasonable discretion, an opinion letter prepared by legal counsel of Buyer’s choosing (in either case, the “Opinion Letter”), stating that (i) the Company is not then a shell company or the type of “issuer” defined in Rule 144(i)(1) under the 1933 Act (a “Shell Company”). The Company shall give instructions to its Transfer Agent to issue shares of Common Stock upon conversion of the Note based upon or otherwise consistent with such Opinion Letter.

(x)          Transfer Agent Reserve. From and after the date hereof and until all of the Company’s obligations hereunder and the Note are paid and performed in full:

(i)          the Company shall at all times require its Transfer Agent to establish a reserve of shares of authorized, but unissued Common Stock in an amount not less than the Share Reserve or such other amount as the Holder may authorize from time to time in writing (the “Transfer Agent Reserve”);

(ii)         the Company shall require its Transfer Agent to hold the Transfer Agent Reserve for the exclusive benefit of the Holder and shall authorize the Transfer Agent to issue the shares of Common Stock held in the Transfer Agent Reserve to the Holder only (subject to subsection (iii) immediately below);

(iii)        the Company shall cause the Transfer Agent to agree that when the Transfer Agent issues shares of Common Stock to the Holder pursuant to the Transaction Documents, the Transfer Agent will not issue such shares from the Transfer Agent Reserve, unless such issuance is pre-approved in writing by the Holder;

(iv)        the Company shall cause the Transfer Agent to agree that it will not reduce the Transfer Agent Reserve under any circumstances, unless such reduction is pre-approved in writing by the Holder;

(v)         upon Holder’s written request, but no less frequently than at the end of each calendar quarter, the Company shall increase (or decrease if authorized by Holder in writing) the Transfer Agent Reserve as of such time to equal the Share Reserve (each a “Transfer Agent Reserve Calculation”), and if additional shares of Common Stock are required to be added to the Transfer Agent Reserve pursuant to subsection (i) above, the Company shall immediately give written instructions to the Transfer Agent to cause the Transfer Agent to set aside and increase the Transfer Agent Reserve by the necessary number of shares in increments of 100,000 shares of Common Stock; and

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(vi)         within three (3) Trading Days of a written request from the Buyer, the Company shall certify in writing to the Holder (A) the correctness of the Company’s Transfer Agent Reserve Calculation and (B) that either (1) the Company has instructed the Transfer Agent to increase the Transfer Agent Reserve in accordance with the terms hereof, or (2) there was no need to increase the Transfer Agent Reserve, in either case consistent with the Transfer Agent Reserve Calculation. If the Company has not instructed the Transfer Agent to so increase the Transfer Agent Reserve, then Holder is hereby authorized to send such written request to the Transfer Agent.

For the avoidance of any doubt, the requirements of this Section 5.2 are material to this Agreement and any violation or breach thereof by the Company shall constitute a default under this Agreement.

6.           TRANSFER AGENT.

6.1.             Instructions. The Company covenants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 5.1(a) hereof, the Company will give the Transfer Agent no instructions inconsistent with the Transfer Agent Letter. Except as required by Sections 5.1(a) and 5.1(b) of this Agreement and the Transfer Agent Letter, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. Nothing in this subsection shall affect in any way the Buyer’s obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (i)(B) of Section 5.1(a) of this Agreement is not required under the 1933 Act or upon request from a Holder while an applicable Registration Statement is effective, the Company shall (except as provided in clause (ii) of Section 5.1(a) of this Agreement) permit the transfer of the Securities and, in the case of the Conversion Shares, use its best efforts to cause the Transfer Agent to promptly deliver to the Holder or the Holder’s broker, as applicable, such Conversion Shares by way of the DWAC system.

6.2.            DWAC Eligible. The Company specifically covenants that, as of February 14, 2015 and at all times thereafter until the Note is repaid in full, all DWAC Eligible Conditions will be satisfied. The Company shall notify the Buyer in writing if the Company at any time while the Holder holds Securities becomes aware of any plans of the Transfer Agent to voluntarily or involuntarily terminate its participation in the DTC/FAST Program. While Holder holds Securities, the Company shall at all times after the Closing Date maintain a transfer agent which participates in the DTC/FAST Program, and the Company shall not appoint any transfer agent which does not participate in the DTC/FAST Program. Nevertheless, if at any time the Company receives a Conversion Notice and all DWAC Eligible Conditions are not then satisfied (including without limitation because the Transfer Agent is not then participating in the DTC/FAST Program or the Conversion Shares are not otherwise transferable via the DWAC system), then the Company shall instruct the Transfer Agent to immediately issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Holder and consistent with the terms and conditions of the Transaction Documents.

6.3.            Transfer Fees. The Company shall assume any fees or charges of the Transfer Agent or Company Counsel regarding (a) the removal of a legend or stop transfer instructions with respect to the Securities, and (b) the issuance of certificates or DWAC registration to or in the name of the Holder or the Holder’s designee or to a transferee as contemplated by an effective Registration Statement.

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7.            DELIVERY OF SHARES.

7.1.            [RESERVED].

7.2.            Bankruptcy. The Holder of the Note shall be entitled to exercise the Holder’s conversion privilege with respect to such Note, notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the “Bankruptcy Code”). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of such Holder’s exercise privileges. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the conversion of the Note. The Company agrees, without cost or expense to such Holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. §362.

8.           CLOSING DATE.

8.1.            The Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 9 and 10 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

8.2.            Closing of the purchase and sale of the Securities, which the parties anticipate shall occur concurrently with the execution of this Agreement, shall occur at the offices of the Buyer and shall take place no later than 3:00 P.M., Eastern Time, or on such day or such other time as is mutually agreed upon by the Company and the Buyer.

9.            CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The Company’s obligation to sell the Securities to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon and subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Company:

9.1.            The execution and delivery of this Agreement and, as applicable, the other Transaction Documents by the Buyer, including without limitation, the original fully executed Investor Note.

9.2.            Delivery by the Buyer of good funds as payment in full of an amount equal to the Initial Cash Purchase Price in accordance with this Agreement.

9.3.            The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date.

9.4.            There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

10.          CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE. The Buyer’s obligation to purchase the Securities from the Company pursuant to this Agreement on the Closing Date is conditioned upon and subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Buyer:

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10.1.          The execution and delivery of this Agreement, the Transfer Agent Letter, the Secretary’s Certificate, the Share Issuance Resolution, and, as applicable, the other Transaction Documents by the Company.

10.2.          The delivery by the Company to the Buyer of the Note in original form, duly executed by the Company, in accordance with this Agreement.

10.3.          On the Closing Date, each of the Transaction Documents executed by the Company on or before such date shall be in full force and effect and the Company shall not be in default thereunder.

10.4.          The Company shall have authorized and reserved for the purpose of issuance under the Transaction Documents shares of Common Stock in an amount no less than the Share Reserve as of the Closing Date.

10.5.          The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement and the other Transaction Documents, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date.

10.6.          There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

10.7.          From and after the date hereof up to and including the Closing Date, each of the following conditions will remain in effect: (a) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (b) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (c) no minimum prices shall have been established for securities traded on the Principal Trading Market; (d) there shall not have been any material adverse change in any financial market; and (e) there shall not have occurred any Material Adverse Effect.

10.8.          Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained (a) all governmental approvals required in connection with the lawful sale and issuance of the Securities, and (b) all third party approvals required to be obtained by the Company in connection with the execution and delivery of the Transaction Documents by the Company or the performance of the Company’s obligations thereunder.

10.9.          All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Buyer.

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11.         INDEMNIFICATION.

11.1.          The Company agrees to defend, indemnify and forever hold harmless the Buyer and the Buyer’s stockholders, directors, officers, managers, members, partners, Affiliates, employees, attorneys, and agents, and each Buyer Control Person (collectively, the “Buyer Parties”) from and against any losses, claims, damages, liabilities or expenses incurred (collectively, “Damages”), joint or several, and any action in respect thereof to which the Buyer or any of the other Buyer Parties becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement or any of the other Transaction Documents, as such Damages are incurred. The Buyer Parties with the right to be indemnified under this subsection (the “Indemnified Parties”) shall have the right to defend any such action or proceeding with attorneys of their own selection, subject to approval thereof by the Company, such approval not to be unreasonably withheld, and the Company shall be solely responsible for all reasonable costs and expenses related thereto. If the Indemnified Parties opt not to retain their own counsel, the Company shall defend any such action or proceeding with attorneys of its choosing at its sole cost and expense, provided that such attorneys have been pre-approved by the Indemnified Parties, which approval shall not be unreasonably withheld, and provided further that the Company may not settle any such action or proceeding without first obtaining the written consent of the Indemnified Parties.

11.2.          The indemnity contained in this Agreement shall be in addition to (a) any cause of action or similar rights of the Buyer Parties against the Company or others, and (b) any other liabilities the Company may be subject to.

12.         OWNERSHIP LIMITATION. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, if at any time the Holder shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause the Holder (together with its Affiliates) to beneficially own a number of shares exceeding the Maximum Percentage (as defined in the Note), then the Company must not issue to the Holder the excess Ownership Limitation Shares (as defined in the Note). For purposes of this Section, beneficial ownership of Common Stock will be determined under the 1934 Act. The Company will reserve the Ownership Limitation Shares for the exclusive benefit of the Holder. From time to time, the Holder may notify the Company in writing of the number of Ownership Limitation Shares that may be issued to the Holder without causing the Holder to exceed the Maximum Percentage. Upon receipt of such notice, the Company shall be unconditionally obligated to immediately issue such designated shares to the Holder, with a corresponding reduction in the number of the Ownership Limitation Shares. By written notice to the Company, the Holder may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all Affiliates and assigns of the Holder. Additionally, if at any time after the Closing the Market Capitalization of the Common Stock (as defined in the Note) falls below $5,000,000, then from that point on, for so long as the Holder or the Holder’s Affiliate owns Common Stock or rights to acquire Common Stock, the Company shall post (or cause to be posted), no less frequently than every thirty (30) calendar days, the then-current number of issued and outstanding shares of its capital stock to the Company’s web page located at OTCmarkets.com (or such other web page approved by the Holder). Additionally, within three (3) Trading Days of a written request from Buyer, the Company (or the Company’s Transfer Agent) will provide the Buyer the then-current number of authorized, but unissued and unreserved shares of its capital stock. The Company understands that its failure to so post its shares outstanding or to provide the number of unissued and unreserved shares could result in economic loss to the Holder.

13.         [RESERVED].

14.         BUYER’S RIGHT OF FIRST REFUSAL TO NEW ISSUANCES. From and after the date hereof and until all of the Company’s obligations hereunder and the Note are paid and performed in full(or unless all of the Company’s obligations hereunder and the Note are paid and performed in full simultaneously therewith with the proceeds of a Variable Security Issuance), the Company shall not enter into any Variable Security Issuance, without first offering the Buyer a right of first refusal with respect to the same pursuant to this Section 14. For purposes of this Agreement, the term “Variable Security Issuance” means any transaction that involves issuing Company securities (including, without limitation, debt, warrants, or convertible preferred stock) that are convertible by the holder into, or exercisable by the holder for, Common Stock at a conversion or exercise price that varies with the market price of the Common Stock, unless there is a floor on such conversion or exercise price, in which case such transaction shall not be deemed to be a Variable Security Issuance.

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14.1.          Notice of Proposed Issuance. Prior to the Company undertaking or effectuating any Variable Security Issuance, the Company shall deliver to the Buyer a written notice (the “ROFR Issuance Notice”) stating: (a) the Company’s bona fide desire to undertake or effectuate the Variable Security Issuance; (b) the name, address and phone number of each proposed creditor, recipient, purchaser or other transferee (“Proposed Transferee”); (c) details regarding the Company securities to be issued, sold or otherwise transferred (including the aggregate number of shares of Common Stock proposed to be issued to each Proposed Transferee, as applicable) (the “Offered Securities”); (d) the bona fide cash price or, in reasonable detail, other consideration for which the Company proposes to issue, sell or otherwise transfer the Offered Securities (the “Offered Price”); and (e) notice of the Buyer’s right to exercise its Right of First Refusal (defined below) with respect to the Offered Securities. The Buyer shall have a period of fifteen (15) Trading Days (the “Response Period”) after the date on which the ROFR Issuance Notice is, pursuant to this subsection, deemed to have been delivered to the Buyer, to notify the Company whether the Buyer elects to exercise its Right of First Refusal with respect to the applicable Offered Securities. If the Buyer fails to notify the Company of its desire to exercise its Right of First Refusal with respect to the applicable Offered Securities prior to the conclusion of the Response Period, the Buyer shall be deemed not to have exercised its Right of First Refusal in such specific circumstance. If the Buyer elects not to exercise its Right of First Refusal or is deemed to have elected to not exercise its Right of First Refusal, the Company and the proposed parties shall have a period of sixty (60) calendar days to consummate the proposed Variable Security Issuance on the terms set forth in the ROFR Issuance Notice. In such case, if the Right of Frist Refusal Issuance is not consummated within such period or if the terms of the applicable Variable Security Issuance are changed prior to the consummation of the Variable Security Issuance, the Company shall again submit the Variable Security Issuance to the Buyer so that Buyer may once again exercise its Right of First Refusal in accordance with the terms of this Section 14 prior to effectuating such Variable Security Issuance. Nothing in this or any other section of this Agreement shall modify or limit Buyer’s consent right set forth in Section 12 above.

14.2.          Exercising the Right of First Refusal. The Buyer shall have the right to purchase all or any part of the Offered Securities on the terms and conditions set forth in this Section 14 (the “Right of First Refusal”). In order to exercise its Rights of First Refusal hereunder, the Buyer must deliver written notice to Company within the Response Period stating the Buyer’s intent to exercise its right hereunder and the Offered Securities it desires to purchase pursuant to such right (“Election to Purchase”).

14.3.          Purchase Price. The purchase price for the Offered Securities to be purchased by the Buyer under its Right of First Refusal (the “Right of First Refusal Purchase Price”) will be the Offered Price, and will be payable as set forth in Section 14 below. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Buyer in its sole discretion, which determination will be binding upon the Company, absent fraud or error.

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14.4.          Closing; Payment. Subject to compliance with applicable state and federal securities laws, the Buyer and the Company shall effect the purchase of all or any portion of the Offered Securities, including the payment of the Right of First Refusal Purchase Price therefor, within ten (10) Trading Days after the delivery of the Election to Purchase (the “Right of First Refusal Closing”). Payment of the Right of First Refusal Purchase Price will be made, at the option of the Buyer in writing, (a) in cash (by cashiers or bank certified check), (b) by wire transfer, (c) by offset of all or a portion of any outstanding indebtedness owed by the Company to the Buyer, or (d) by any combination of the foregoing. The Buyer may elect to transfer the Right of First Refusal Purchase Price into an escrow account pending issuance of such purchased securities. The date that the Right of First Refusal Purchase Price is delivered to the Company, or the escrow agent, as applicable, or the date that the Buyer elects to offset the Right of First Refusal Purchase Price by outstanding indebtedness, shall be considered the date of the Right of First Refusal Closing. To the extent the Offered Securities purchased by the Buyer hereunder constitute shares of Common Stock, the Company shall deliver to the Buyer such purchased Common Stock in accordance with Section 7 regarding Conversion Shares, and should the Company fail to so deliver such shares of Common Stock at or before the Right of First Refusal Closing as required hereunder, the Company shall be subject to the penalties for non-delivery of Common Stock set forth in Section 3.3(b) of the Note.

15.         MISCELLANEOUS.

15.1.          Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each party consents to and expressly agrees that venue for Arbitration (as defined in ANNEX IX) of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County or Utah County, Utah. Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (b) expressly submits to the venue of any such court for the purposes hereof, and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

15.2.          Arbitration of Claims. The parties shall submit all Claims (as defined in ANNEX IX) arising under this Agreement or any other Transaction Document or other agreements between the parties and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in ANNEX IX attached hereto (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. Any capitalized term not defined in the Arbitration Provisions shall have the meaning set forth in this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that The Buyer may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

15.3.          Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Except as otherwise expressly provided herein, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

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15.4.          Pronouns. All pronouns and any variations thereof in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the context may permit or require.

15.5.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Agreement (or such party’s signature page thereof) will be deemed to be an executed original thereof.

15.6.          Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

15.7.          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

15.8.          Entire Agreement. This Agreement, together with the other Transaction Documents, constitutes and contains the entire agreement and understanding between the parties hereto, and supersedes all prior oral or written agreements and understandings between Buyer, Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein and therein, and, except as specifically set forth herein or therein, neither Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.

15.9.          Amendment. Any amendment, supplement or modification of or to any provision of this Agreement, shall be effective only if it is made or given by an instrument in writing (excluding any email message) and signed by Company and Buyer.

15.10.        No Waiver. No forbearance, failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement shall be effective (a) only if it is made or given in writing (including an email message) and (b) only in the specific instance and for the specific purpose for which made or given.

15.11.        Currency. All dollar amounts referred to or contemplated by this Agreement or any other Transaction Documents shall be deemed to refer to U.S. Dollars, unless otherwise explicitly stated to the contrary.

15.12.        Assignment. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Buyer, which consent may be withheld at the sole discretion of the Buyer. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Buyer hereunder may be assigned by Buyer to a third party, including the Buyer’s financing sources, in whole or in part, without the need to obtain the Company’s consent thereto.

15.13.        Advice of Counsel. In connection with the preparation of this Agreement and all other Transaction Documents, the Company, for itself and on behalf of its stockholders, officers, agents, and representatives acknowledges and agrees that Buyer’s Counsel prepared initial drafts of this Agreement and all of the other Transaction Documents and acted as legal counsel to the Buyer only. The Company, for itself and on behalf of its stockholders, officers, agents, and representatives, (a) hereby acknowledges that he/she/it has been, and hereby is, advised to seek legal counsel and to review this Agreement and all of the other Transaction Documents with legal counsel of his/her/its choice, and (b) either has sought such legal counsel or hereby waives the right to do so.

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15.14.        No Strict Construction. The language used in this Agreement is the language chosen mutually by the parties hereto and no doctrine of construction shall be applied for or against any party.

15.15.        Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the prevailing party shall be entitled to reimbursement of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

15.16.        Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

15.17.        Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies granted in this Agreement or any other Transaction Document, and any and all such rights and remedies may be exercised from time to time and as often and in such order as the Buyer may deem expedient.

15.18.        Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

15.19.        Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

(a)          the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation),

(b)          the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service (with USPS tracking or by certified mail), or

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(c)          the second Trading Day after mailing by domestic or international express courier (e.g., FedEx), with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) Trading Days’ advance written notice similarly given to each of the other parties hereto):

If to the Company:

Brazil Minerals, Inc.
Attn: Marc Fogassa
324 South Beverly Drive, Suite 118
Beverly Hills, CA 90212

with a copy to (which shall not constitute notice):

Jay Weil, Esq.
27 Viewpoint Road
Wayne, New Jersey 07470

If to the Buyer:

St. George Investments LLC
Attn: John M. Fife
303 East Wacker Drive, Suite 1200
Chicago, Illinois 60601

with a copy to (which shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC
Attn: Jonathan K. Hansen
2940 West Maple Loop Drive, Suite 103
Lehi, Utah 84043
Telephone: 801.922.5000
Email: jhansen@hbaalaw.com

15.20.        Cross Default. Any Event of Default (as defined in the Note) shall be deemed a default under this Agreement. Upon such a default of this Agreement by the Company, the Buyer shall have all those rights and remedies available in the Transaction Documents.

15.21.        Expenses. Except as provided in Section 15.15, and except for the Transaction Expense Amount required to be paid by the Company to the Buyer pursuant to Section 2.3, the Company and the Buyer shall be responsible for paying such party’s own fees and expenses (including legal expenses) incurred in connection with the preparation and negotiation of this Agreement and the other Transaction Documents and the closing of the transactions contemplated hereby and thereby.

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15.22.        Replacement of the Note. Subject to any restrictions on or conditions to transfer set forth in the Note, the Holder of the Note, at such Holder’s option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s principal corporate office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new convertible promissory note(s), each in the principal amount requested by such Holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such person or persons as shall have been designated in writing by such Holder or such Holder’s attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. As applicable, upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new convertible promissory note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on the Note or, if no interest shall have yet been so paid, dated the date of the Note.

15.23.        Time of the Essence. Time is expressly made of the essence of each and every provision of this Agreement and the other Transaction Documents.

16.         SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. The Company’s and the Buyer’s covenants, agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the other Transaction Documents and the Closing hereunder for the maximum time allowed by applicable law, and shall inure to the benefit of the Buyer and the Company and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, each of the undersigned parties represents that the foregoing statements made by such party above are true and correct and that such party has caused this Agreement to be duly executed (if an entity, on such party’s behalf by one of its officers thereunto duly authorized) as of the date first above written.

PURCHASE PRICE:	$200,000.00

INITIAL CASH PURCHASE PRICE:	$100,000.00

	BUYER:

	St. George Investments LLC

	By: Fife Trading, Inc., its Manager

	By:	/s/ John M. Fife
	John M. Fife, President

	COMPANY:

	Brazil Minerals, Inc.

	By:	/s/ Marc Fogassa
	Printed Name:	Marc Fogassa
	Title:	Chief Executive Officer

[Signature page to Securities Purchase Agreement]

ATTACHMENTS:

ANNEX I	WIRE INSTRUCTIONS
ANNEX II	NOTE
ANNEX III	ALLOCATION OF PURCHASE PRICE
ANNEX IV	TRANSFER AGENT LETTER
ANNEX V	SECRETARY’S CERTIFICATE
ANNEX VI	SHARE ISSUANCE RESOLUTION
ANNEX VII	INVESTOR NOTE
ANNEX VIII	FORM OF ANTI-DILUTION CERTIFICATION
ANNEX IX	ARBITRATION PROVISIONS

ANNEX IX

ARBITRATION PROVISIONS

1.   Dispute Resolution. For purposes of this ANNEX IX, the term “Claims” means any disputes, claims, demands, causes of action, liabilities, damages, losses, or controversies whatsoever arising from related to or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement or any of the other Transaction Documents. The parties hereby agree that the arbitration provisions set forth in this ANNEX IX (“Arbitration Provisions”) are binding on the parties hereto and are severable from all other provisions in the Transaction Documents. As a result, any attempt to rescind the Agreement or declare the Agreement or any other Transaction Document invalid or unenforceable for any reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement.

2.   Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted in Salt Lake County, Utah or Utah County, Utah and pursuant to the terms set forth in these Arbitration Provisions. The parties agree that the award of the arbitrator shall be final and binding upon the parties; shall be the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator; and shall promptly be payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys’ fees, incident to enforcing the arbitrator’s award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The award shall include Default Interest (as defined in the Note) both before and after the award. Judgment upon the award of the arbitrator will be entered and enforced by a state court sitting in Salt Lake County, Utah. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Pursuant to Section 78B-11-105 of the Arbitration Act, in the event of conflict between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control.

3.   Arbitration Proceedings. Arbitration between the parties will be subject to the following procedures:

3.1           Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 15.19 of the Agreement; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered under Section 15.19 of the Agreement (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to Section 15.19 of the Agreement or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

3.2            Within ten (10) calendar days after the Service Date, the Buyer shall select and submit to Company the names of three arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with Utah ADR Services. Within ten (10) calendar days after the Buyer has submitted to Company the names of the Proposed Arbitrators, Company must select, by written notice to the Buyer, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Company fails to select one of the Proposed Arbitrators in writing within such 10-day period, then the Buyer may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Company. If the Buyer fails to identify the Proposed Arbitrators within the time period required above, then Company may at any time prior to the Buyer designating the Proposed Arbitrators, select the names of three arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service by written notice to the Buyer. the Buyer may then, within ten (10) calendar days after Company has submitted notice of its selected arbitrators to the Buyer, select, by written notice to Company, one (1) of the selected arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If the Buyer fails to select in writing and within such 10-day period one of the three arbitrators selected by Company, then Company may select the arbitrator from its three previously selected arbitrators by providing written notice of such selection to the Buyer. Subject to Paragraph 3.12 below, the cost of the arbitrator must be paid equally by both parties; provided, however, that if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount added to or subtracted from, as applicable, the award granted by the arbitrator. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association. The date that the selected arbitrator agrees in writing to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”.

Arbitration Provisions, Page 1

3.3           An answer and any counterclaims to the Arbitration Notice, which must be pleaded consistent with the Utah Rules of Civil Procedure, shall be required to be delivered to the other party within twenty (20) calendar days after the Service Date. Upon request, the arbitrator is hereby instructed to render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

3.4           The party that delivers the Arbitration Notice to the other party shall have the option to also commence legal proceedings with any state court sitting in Salt Lake County, Utah (“Litigation Proceedings”), subject to the following: (i) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (ii) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an award of the arbitrator hereunder, (iii) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration Proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (iv) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

3.5           Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted in accordance with the Utah Rules of Civil Procedure; provided, however, that incorporation of such rules will in no event supersede the Arbitration Provisions set forth herein, including without limitation the time limitation set forth in Paragraph 3.9 below, and the following:

(a)          Discovery will only be allowed if the likely benefits of the proposed discovery outweigh the burden or expense, and the discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i)          To facts directly connected with the transactions contemplated by the Agreement.

(ii)         To facts and information that cannot be obtained from another source that is more convenient, less burdensome or less expensive.

(c)          No party shall be allowed (a) more than fifteen (15) interrogatories (including discrete subparts), (b) more than fifteen (15) requests for admission (including discrete subparts), (c) more than ten (10) document requests (including discrete subparts), or (d) more than three depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition.

3.6           Any party submitting any written discovery requests, including interrogatories, requests for production, subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, as determined by the arbitrator, before the responding party has any obligation to produce or respond.

Arbitration Provisions, Page 2

(a)          All discovery requests must be submitted in writing to the arbitrator and the other party before issuing or serving such discovery requests. The party issuing the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. Any party will then be allowed, within ten (10) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, the arbitrator will make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (A) requires the requesting party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (B) requires the responding party to respond to the discovery requests as limited by the arbitrator within a certain period of time after receiving payment from the requesting party. If a party entitled to submit an estimate of attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 10-day period, the arbitrator will make a finding that (A) there are no attorneys’ fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within a certain period of time as determined by the arbitrator.

(b)          In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(c)          Discovery deadlines will be set forth in a scheduling order issued by the arbitrator. The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the arbitration proceedings to be efficient and expeditious.

3.7           Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted by the deadlines established by the arbitrator. Expert reports must contain the following: (a) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (b) the expert’s name and qualifications, including a list of all publications within the preceding 10 years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding 10 years; and (c) the compensation to be paid for the expert’s study and testimony. The parties are entitled to depose any other party’s expert witness one time for no more than 4 hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

3.8           All information disclosed by either party during the Arbitration process (including without limitation information disclosed during the discovery process) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party during the discovery process unless (i) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party, (ii) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure; or (iii) disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

3.9           The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an award of the arbitrator must be made within 150 days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 150-day period. The Utah Rules of Evidence will apply to any final hearing before the arbitrator.

Arbitration Provisions, Page 3

3.10         The arbitrator shall have the right to award or include in the arbitrator’s award any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

3.11         If any part of these Arbitration Provisions is found to violate applicable law or to be illegal, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law.

3.12         The arbitrator is hereby directed to require the losing party to (i) pay the full amount of the costs and fees of the arbitrator, and (ii) reimburse the prevailing party the reasonable attorneys’ fees, arbitrator costs, deposition costs, and other discovery costs incurred by the prevailing party.

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